Member Audio/Web Conference February 28, 2017 Exhibit 99.1

Statements contained in these slides, including statements describing the objectives, projections, estimates, or predictions of the future of the Bank, may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home Loan Bank of Pittsburgh (the Bank) cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the quarterly Other-Than-Temporary Impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the FHLBank System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology risks; and timing and volume of market activity. We do not undertake to update any forward-looking information. Some of the data set forth herein is unaudited. Cautionary Statement Regarding Forward-Looking Information 2

Financial Highlights – Statement of Income (in millions) 3

Financial Highlights – Selected Balance Sheet (in millions) (in millions) 4

Capital Requirements 5

Membership Update Kris Williams

2016 Highlights Record net income Highest reported advances ever -- $76.8 billion Mortgage loans held for portfolio increased 10% over 2015 via the MPF® Program Largest annual allocation for affordable housing programs ever -- $28.9 million 7

Shareholder Cash dividend + “Community Dividend” Customer Product & Service Usage Value of Membership Membership Value Proposition 8

Vibrant Bank FHLBank vibrancy is driven by member activity with the Bank Advances have seen significant growth in the last five years The Mortgage Partnership Finance® (MPF ®) Program added 6 PFIs; purchase volumes increased significantly Letters of Credit had significant activity in 2016 "Mortgage Partnership Finance” and "MPF" are registered trademarks of the Federal Home Loan Bank of Chicago 9

Financial Return Return on equity improved significantly over the past five years 2016 and 2015 results were generated from member activity, whereas 2014 benefited from litigation gains A reliable dividend is important to membership value We will continue to pay a differentiated dividend payment based on activity versus membership Membership Activity 10

“Community Dividends” Funds awarded through Community Investment products: Affordable Housing Program funding round -- $23 million First Front Door -- $8 million Banking On Business -- $5 million Community Lending Program -- $1 billion revolving pool Business advantage for members: new relationships, CRA requirements, cost-of-funds advances, corporate citizenship Community needs served: housing, development, jobs, dreams Impact on people and communities: dignity, security, progress, hope 11

Products and Services Maximum Membership Value 12 Advances and Bank Services Mortgage Partnership Finance ® (MPF ® ) Program Letters of Credit Community Investment Products

Competitive alternative to selling mortgages to other secondary market investors The program provides a profitable alternative to funding mortgages Program alternatives based on credit risk tolerance, capital flexibility, remittance type and the dollar amount of production Servicing can be retained or released Products include: Conforming, fixed-rate loans FHA, VA and USDA loans Jumbo loans Mortgage Partnership Finance Program The "MPF" logo is a registered trademark of the Federal Home Loan Bank of Chicago A variety of mortgage products are offered to fit our members’ needs 13

Outstanding Customer Service 14